Exhibit 10.30

August 10, 2020

Carey Smith, President and Chief Operating Officer

Parsons Corporation

Subject: Amendment to LTIP Awards

Dear Carey,

Parsons Corporation (the “Corporation”) has granted you the following long-term incentive awards (collectively, the “LTIP Awards”) pursuant to the agreements listed below (the “LTIP Award Agreements”).  Unless otherwise defined herein, the terms defined in the applicable plan governing your LTIP Awards, or in the applicable LTIP Award Agreement, shall have the same defined meanings in this letter.  The purpose of this letter is to provide you with certain enhanced accelerated vesting under your LTIP Award Agreements in the event of a Change in Control (as such term is defined in the applicable plan governing your LTIP Awards).  The LTIP Awards and LTIP Award Agreements amended by this letter are listed below:

LTIP Award	LTIP Award Agreement/Plan
2020 Awards
35,000 RSUs	Restricted Stock Unit Grant Notice (the “2020 RSU Agreement”) and the Corporation’s Incentive Award Plan (the “Equity Plan”), granted on January 21, 2020.
14,651 RSUs	Restricted Stock Unit Grant Notice (the “2020 RSU Agreement”) and the Equity Plan, granted on March 5, 2020.
21,977 Target PSUs	Performance Stock Unit Grant Notice (the “2020 PSU Agreement”) and the Equity Plan, granted on March 5, 2020.
2019 Awards
16,668 RAUs	Restricted Award Plan Performance Cycle Memorandum 2019-2021 Award Cycle (the “2019 RAU Agreement”) and the Restricted Award Plan
24,999 Target LTGP Units	LTGP Performance Cycle Memorandum 2019-2021 Award Cycle (the “2019 LTGP Agreement”) and the Long Term Growth Plan
2018 Awards
12,267 RAUs	Restricted Award Plan Performance Cycle Memorandum 2018-2020 Award Cycle (the “2018 RAU Agreement”) and the Restricted Award Plan
12,267 Target LTGP Units	LTGP Performance Cycle Memorandum 2018-2020 Award Cycle (the “2018 LTGP Agreement”) and the Long Term Growth Plan
98,259 SVP Units	SVP Performance Cycle Memorandum 2018-2020 Award Cycle (the “2018 SVP Agreement”) and the Shareholder Value Plan

Effective immediately, your LTIP Award Agreements are hereby amended as follows:

1.Amendment to 2020 RSU Agreement.

The second paragraph under Section 2 (“Accelerated Vesting”) in Exhibit B to the 2020 RSU Agreement is hereby amended to read as follows:

The Award shall also be eligible for accelerated vesting as provided in Section 12.2 of the Plan.  Notwithstanding the foregoing, and notwithstanding anything to the contrary contained in the Plan, in the event of a Change in Control, provided Participant has not experienced a Termination of Service prior to the Change in Control, all of the RSUs shall accelerate, vest and be settled in full in shares of Common Stock immediately prior to such Change in Control.

2.Amendment to 2020 PSU Agreement.

The first two paragraphs under Section 2 (“Accelerated Vesting”) in Exhibit B to the PSU Agreement are hereby replaced with the following:

In the event of Participant’s Termination of Service due to Retirement, death or Disability prior to the Payment Date and prior to the occurrence of a Change in Control, Participant will remain eligible to vest in and receive on the Payment Date (or, if earlier, the date of a Change in Control), that number of PSUs as is determined by multiplying (a) the number of PSUs that Participant would vest in as provided in Section 1 of this Exhibit B had he/she not incurred a Termination of Service prior to the Payment Date (or, in the event of a Change in Control prior to December 31, 2022, the Target PSUs), by (b) (i) the number of months that have elapsed since January 1, 2020, divided by (ii) 36. Partial months shall be rounded up to the next whole calendar month for purposes of the numerator in this calculation.  In the event the calculation results in a fractional PSU, any fractional PSU will be rounded up to the nearest whole PSU.

The Award shall also be eligible for accelerated vesting as provided in Section 12.2 of the Plan. Notwithstanding the foregoing, and notwithstanding anything to the contrary contained in the Plan, in the event of a Change in Control prior to December 31, 2022, provided Participant has not experienced a Termination of Service prior to the Change in Control, a number of PSUs equal to the Target PSUs shall accelerate, vest and be settled in shares of Common Stock immediately prior to such Change in Control.

3.Amendment to 2019 RAU Agreement.

A new paragraph under Section 5 (“Payment of Awards”) shall be added to the end of such Section as follows:

Notwithstanding anything to the contrary contained in this Memorandum or the Plan, in the event of a Change in Control, provided Participant has not experienced a termination of employment prior to the Change in Control, all of the outstanding RAUs shall accelerate, vest and be settled in shares of the Corporation’s common stock (with one share of the Corporation’s common stock paid for each vested RAU) immediately prior to such Change in Control.

4.Amendment to 2018 RAU Agreement.

Carey Smith

Parsons Corporation

Amendment to LTIP Awards

August 10, 2020

A new paragraph under Section 5 (“Payout”) shall be added to the end of such Section as follows:

Notwithstanding anything to the contrary contained in this Memorandum or the Plan, in the event of a Change in Control, provided Participant has not experienced a termination of employment prior to the Change in Control, the Published Share Price for purposes of calculating the value of each outstanding RAU shall be equal to the price per share to be paid to the Corporation’s stockholders in the Change in Control.  The Committee will calculate the Award that will be paid to a Participant immediately prior to the Change in Control by multiplying the number of RAUs granted to the Participant by the price per share to be paid to the Corporation’s stockholders in the Change in Control.  The product of that calculation shall be the amount of a Participant’s Award payment for the 2018-2020 Cycle, which amount shall be paid, in cash, immediately prior to the Change in Control.

5.Amendment to 2019 LTGP Agreement.

A new paragraph (c) under Section 7 (“Calculation of Long-Term Growth Awards”) shall be added to the end of such Section as follows:

c)Effect of Change in Control

Notwithstanding anything to the contrary contained in this Memorandum or the Plan (including Article 7 of the Plan), in the event of a Change in Control following completion of the Performance Cycle but prior to settlement of the Award, provided that Participant has not experienced a termination of employment prior to the Change in Control (except as provided in Article 6 of the Plan), the Committee will determine the final percentage of the Opportunity Target to be paid to each Participant and the percentage of the Awards that will be paid, and the resulting number of units shall vest and be settled in shares of the Corporation’s common stock (with one share of the Corporation’s common stock paid for each vested LTGP unit) immediately prior to such Change in Control (subject to pro-ration due to Retirement, death or Disability during the Performance Cycle as provided in Article 6 of the Plan).

Notwithstanding anything to the contrary contained in this Memorandum or the Plan (including Article 7 of the Plan), in the event of a Change in Control prior to the completion of the Performance Cycle, provided that Participant has not experienced a termination of employment prior to the Change in Control (except as provided in Article 6 of the Plan), a number of units equal to 100% of the total Opportunity Target shall accelerate, vest and be settled in shares of the Corporation’s common stock (with one share of the Corporation’s common stock paid for each vested LTGP unit) immediately prior to such Change in Control (subject to pro-ration due to Retirement, death or Disability during the Performance Cycle and prior to the Change in Control as provided in Article 6 of the Plan).

6.Amendment to 2018 LTGP Agreement.

A new paragraph (c) under Section 7 (“Calculation of Long-Term Growth Awards”) shall be added to the end of such Section as follows:

c)Effect of Change in Control

Notwithstanding anything to the contrary contained in this Memorandum or the Plan (including Article 7 of the Plan), in the event of a Change in Control following completion of the Performance Cycle but prior to settlement of the Award, provided that Participant has not

Carey Smith

Parsons Corporation

Amendment to LTIP Awards

August 10, 2020

experienced a termination of employment prior to the Change in Control (except as provided in Article 6 of the Plan), the Committee will calculate the Long Term Growth Award earned for the Performance Cycle that will be paid to a Participant immediately prior to the Change in Control by multiplying the percentage of the total Opportunity Target earned as determined by the Committee in accordance with this Memorandum (subject to pro-ration due to Retirement, death or Disability during the Performance Cycle and prior to the Change in Control as provided in Article 6 of the Plan) by the price per share to be paid to the Corporation’s stockholders in the Change in Control.  The product of that calculation shall be the amount of a Participant’s Long-Term Growth Award payment for the 2018-2020 Cycle, which amount shall be paid, in cash, immediately prior to the Change in Control.

Notwithstanding anything to the contrary contained in this Memorandum or the Plan (including Article 7 of the Plan), in the event of a Change in Control prior to the completion of the Performance Cycle, provided Participant has not experienced a termination of employment prior to the Change in Control (except as provided in Article 6 of the Plan), the Committee will calculate the Long Term Growth Award that will be paid to a Participant immediately prior to the Change in Control by multiplying the number of units equal to 100% of the total Opportunity Target granted to the Participant (subject to pro-ration due to Retirement, death or Disability during the Performance Cycle and prior to the Change in Control as provided in Article 6 of the Plan) by the price per share to be paid to the Corporation’s stockholders in the Change in Control.  The product of that calculation shall be the amount of a Participant’s Long-Term Growth Award payment for the 2018-2020 Cycle, which amount shall be paid, in cash, immediately prior to the Change in Control.

7.Amendment to 2018 SVP Agreement.

A new paragraph (c) under Section 8 (“Calculation of Value of Performance Award”) shall be added to the end of such Section as follows:

Notwithstanding anything to the contrary contained in this Memorandum or the Plan, in the event of a Change in Control prior to December 31, 2020, provided Participant has not experienced a termination of employment prior to the Change in Control (except as provided in Article 6 of the Plan), the Committee will calculate the value of the 2018-2020 Performance Cycle Incentive Award that will be paid to a Participant prior to the Change in Control by subtracting (i) the per share value of the Corporation’s shares reported in February 2018 (which value shall be determined using the end of 2017 value as reported by the Corporation’s valuation consultant Houlihan, Lokey) from (ii) the price per share to be paid the Corporation’s stockholders in such Change in Control.  The resulting number shall be stated in dollars and cents and shall then be multiplied by the number of Performance Units granted to a Participant, or the residual Performance Units retained by a Participant after pro-ration due to Retirement, death or Disability during the Performance Cycle.  The product of that calculation shall be the amount of a Participant’s Performance Award payment for this 2018-2020 Performance Cycle.

Notwithstanding anything to the contrary contained in this Memorandum or the Plan, in the event of a Change in Control after December 31, 2020 but prior to the payment of the Incentive Awards, the Committee will calculate the value of the 2018-2020 Performance Cycle Incentive Award that will be paid to a Participant prior to the Change in Control in accordance with the terms of this Memorandum and the Plan.  The resulting number shall be stated in dollars and cents and shall then be multiplied by the number of Performance Units granted to a Participant, or the residual Performance Units retained by a Participant after pro-ration due to Retirement, death or Disability during the Performance Cycle and prior to the Change in Control.  The product of that calculation shall be the amount of a Participant’s Performance Award payment for this 2018-2020 Performance Cycle.

Carey Smith

Parsons Corporation

Amendment to LTIP Awards

August 10, 2020

The resulting Performance Award payment for this 2018-2020 Performance Cycle upon a Change in Control will be paid immediately prior to the Change in Control, unless a Participant has made a deferred payment election under Section 5.4 of the Plan, in which case the amount otherwise payable to the Participant upon a Change in Control shall be credited to the Participant’s Deferral Account and the provisions of Sections 5.4 and 7.2 of the Plan and the Participant’s Deferral Agreement shall govern the time and method of payment.

The LTIP Award Agreements, and the plans pursuant to which the LTIP Awards were granted (to the extent inconsistent with this letter), will each be deemed amended to the extent necessary to reflect the terms of this letter.  For the avoidance of doubt, the board of directors of the Corporation has approved the terms of this letter, and therefore the plans pursuant to which the LTIP Awards were granted are hereby amended in order to effect the terms and conditions of this letter.  In the event of any inconsistency between the LTIP Award Agreements (as amended by this letter) and the corresponding plans pursuant to which such LTIP Awards were granted, the LTIP Awards Agreements (as amended by this letter) will govern.  All other terms and conditions of your LTIP Award Agreements remain as described in the applicable LTIP Award Agreements and plans.  The application of this letter agreement to your LTIP Awards shall not amend an outstanding LTIP Award Agreement to the extent such amendment would cause adverse tax consequences to you under Section 409A of the Internal Revenue Code, and any such amendment shall be null and void.

Please acknowledge the new terms applicable to your LTIP Awards by returning a signed copy to Stacey Salazar at stacey.salazar@parsons.com.

If you have any questions or concerns, please do not hesitate to contact Stacey Salazar at stacey.salazar@parsons.com.

Sincerely,

Debra Fiori

Chief People Officer

Acknowledged, Accepted and Agreed.

Carey A. SmithDate

Carey Smith

Parsons Corporation

Amendment to LTIP Awards

August 10, 2020